Exhibit 99.1

Mid Penn Bancorp, Inc.

NEWS RELEASE

Contact:	Rory G. Ritrievi
(717) 692-7103
rory.ritrievi@midpennbank.com

FOR IMMEDIATE RELEASE

Mid Penn Bancorp, Inc. Announces Completion of Merger

MILLERSBURG, Pa., March 2, 2015 – Mid Penn Bancorp, Inc. (“Mid Penn”) (Nasdaq: MPB), the bank holding company of Mid Penn Bank, announced that it has successfully completed the merger of Phoenix Bancorp, Inc., of Minersville, Pennsylvania (“Phoenix”), with Mid Penn, effective March 1, 2015, under the terms of the Agreement and Plan of Merger. Concurrently with the merger of Mid Penn and Phoenix, Phoenix’s subsidiary bank, Miners Bank, was merged into and became part of Mid Penn Bank and now operates as “Miners Bank, a Division of Mid Penn Bank.”

Based on financial results as of June 30, 2014, the combined organization had approximately $879 million in total assets, $752 million in total deposits and $664 million in total loans with 19 retail locations in Cumberland, Dauphin, Lancaster, Luzerne, Northumberland and Schuylkill Counties, Pennsylvania.

Vincent J. Land, Robert J. Moisey and Noble C. Quandel, Jr. have joined Mid Penn’s and Mid Penn Bank’s Board of Directors.

Mid Penn President and CEO Rory G. Ritrievi commented, “I am pleased to announce the completion of this merger which we have diligently worked on over the last few months. We believe this merger combines the strengths of both Mid Penn and Miners by creating an even better banking experience for customers, enhancing the value of Mid Penn for our shareholders and expanding our involvement in, and services to, our communities.”

Keefe, Bruyette & Woods, Inc., acted as financial advisor to Mid Penn, and Stevens and Lee, P.C., acted as its legal advisor in the transaction. Griffin Financial Group, LLC, acted as financial advisor to Phoenix, and Bybel Rutledge LLP, acted as its legal advisor.

About Mid Penn

Mid Penn Bancorp, Inc. is a Central Pennsylvania bank holding company with total assets of approximately $756 million as of December 31, 2014. Headquartered in Millersburg, Pa., Mid Penn is the parent company of Mid Penn Bank, serving the community since 1868. Mid Penn Bank has 19 retail locations in Cumberland, Dauphin, Lancaster, Northumberland and Schuylkill Counties. The bank offers a diverse portfolio of products and services to meet the personal and business banking needs of the community. To learn more about Mid Penn Bank, visit www.midpennbank.com.

Special Cautionary Notice Regarding Forward-Looking Statements

Certain of the matters discussed in this press release may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Mid Penn to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect”, “anticipate”, “intend”, “plan”, “believe”, “estimate”, and similar expressions are intended to identify such forward-looking statements.

Mid Penn’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation:

•	the effects of future economic conditions on Mid Penn and its customers;

•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;

•	future actions or inactions of the United States government, including a failure to increase the government debt limit or a prolonged shutdown of the federal government;

•	possible impacts of the capital and liquidity requirements proposed by the Basel III standards and other regulatory pronouncements, regulations and rules;

•	the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters;

•	the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks;

•	the effects of economic deterioration and the prolonged economic malaise on current customers, specifically the effect of the economy on loan customers’ ability to repay loans;

•	the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in Mid Penn’s market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;

•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;

•	technological changes;

•	acquisitions and integration of acquired businesses;

•	the failure of assumptions underlying the establishment of reserves for loan and lease losses and estimations of values of collateral and various financial assets and liabilities;

•	acts of war or terrorism;

•	our ability to maintain compliance with the exchange rules of the NASDAQ Stock Market LLC;

•	our ability to maintain the value and image of our brand and protect our intellectual property rights;

•	disruptions due to flooding, severe weather, or other natural disasters or Acts of God;

•	volatilities in the securities markets; and

•	slow economic conditions.

All written or oral forward-looking statements attributable to Mid Penn are expressly qualified in their entirety by these cautionary statements.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.